                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                     CIRCOR INTERNATIONAL, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                               35 CORPORATE DRIVE
                              BURLINGTON, MA 01803
                                 (781) 270-1200

                                                                  April 17, 2000

Dear Stockholder:

    You are cordially invited to attend the 1999 Annual Meeting (the "Annual Meeting") of CIRCOR International, Inc., a Delaware corporation (the "Company"), to be held on Thursday, May 18, 2000, at 10:00 a.m., local time, at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts.

    The Annual Meeting has been called for the purpose of (i) electing one
Class I Director for a three-year term, (ii) ratifying the selection of KPMG LLP as the independent auditors for the fiscal year ending December 31, 2000 ("Fiscal 2000"), (iii) approving the material terms of certain performance goals under the Company's 1999 Stock Option and Incentive Plan and (iv) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on April 3, 2000 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

    The Board of Directors of the Company recommends that you vote "FOR" the election of the nominee of the Board of Directors as Director of the Company, that you vote "FOR" the ratification of the Company's independent auditors, and that you vote "FOR" the approval of the material terms of the performance goals under the 1999 Stock Option and Incentive Plan.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY IS REVOCABLE UP TO THE TIME IT IS VOTED, AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                          Sincerely,

                                          [LOGO]

                                          David A. Bloss, Sr.
                                          CHAIRMAN, CHIEF EXECUTIVE OFFICER AND
                                          PRESIDENT

                                     [LOGO]

                               35 CORPORATE DRIVE
                              BURLINGTON, MA 01803
                                 (781) 270-1200
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 18, 2000

    Notice Is Hereby Given that the 1999 Annual Meeting of Stockholders of CIRCOR International, Inc. (the "Company") will be held on Thursday, May 18, 2000, at 10:00 a.m., local time, at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts (the "Annual Meeting") for the purpose of considering and voting upon:

    1.  The election of one Class I Director for a three-year term;

    2. The ratification of the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 ("Fiscal 2000");

    3. The approval of the material terms of certain performance goals under the Company's 1999 Stock Option and Incentive Plan; and

    4. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on April 3, 2000 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

    In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

    Directions to the Renaissance Bedford Hotel are included on the inside back cover of this Proxy Statement.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY IS REVOCABLE UP TO THE TIME IT IS VOTED, AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                          By Order of the Board of Directors

                                          [LOGO]

                                          Alan J. Glass
                                          ASSISTANT SECRETARY

Burlington, Massachusetts
April 17, 2000

                                     [LOGO]

                               35 CORPORATE DRIVE
                              BURLINGTON, MA 01803
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 18, 2000

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CIRCOR International, Inc. (the "Company") for use at the 1999 Annual Meeting of Stockholders of the Company to be held on Thursday, May 18, 2000 at 10:00 a.m., local time, at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, and any adjournments or postponements thereof (the "Annual Meeting").

    At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

    1. The election of one Class I Director for a three-year term, such term to continue until the 2002 Annual Meeting of stockholders and until such Director's successor is duly elected and qualified;

    2. The ratification of the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 ("Fiscal 2000");

    3. The approval of the material terms of certain performance goals under the Company's 1999 Stock Option and Incentive Plan; and

    4. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

    The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about April 17, 2000 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on April 3, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of Common Stock of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately
13,236,877 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

    The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect the nominee as a Director of the Company and a majority of the votes cast is necessary to ratify the selection of the independent auditors and to approve the material terms of certain performance goals under the 1999 Stock Option and Incentive Plan.

    Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. With respect to the election of the Director, votes may be cast in favor of or withheld from the nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will also have no effect on the outcome of the election of the Director.

    STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT GIVEN THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEE FOR DIRECTOR LISTED IN THIS PROXY STATEMENT, "FOR" THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS, AND "FOR" THE APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE 1999 STOCK OPTION AND INCENTIVE PLAN. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE ELECTION OF A DIRECTOR, THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS, AND THE APPROVAL OF PERFORMANCE GOALS UNDER THE 1999 STOCK OPTION AND INCENTIVE PLAN WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

    Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary or Assistant Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

    The Annual Report to stockholders of the Company, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 ("Fiscal 1999") is being mailed to stockholders of the Company concurrently with this Proxy Statement. Except where otherwise incorporated by reference, the Annual Report and Annual Report on Form 10-K, are not a part of the proxy solicitation material.

                                   PROPOSAL 1
                              ELECTION OF DIRECTOR

    The Board of Directors of the Company consists of five members and is divided into three classes, with one Director in Class I, two Directors in Class II and two Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

    At the Annual Meeting, one Class I Director will be elected to serve until the 2002 annual meeting of stockholders and until such Director's successor is duly elected and qualified. The Board of Directors has nominated David F. Dietz for election as Class I Director. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of David F. Dietz as Director. The nominee has agreed to stand for election and to serve, if elected, as Director. However, if the person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

VOTE REQUIRED FOR APPROVAL

    A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect the nominee as Director of the Company.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE OF THE BOARD OF DIRECTORS AS DIRECTOR OF THE COMPANY.

                        INFORMATION REGARDING DIRECTORS

    MEETINGS AND COMMITTEES.  The Board of Directors of the Company held two
(2) meetings during the fiscal period commencing on July 1, 1999 (the Company's date of incorporation) and ending December 31, 1999 ("Fiscal 1999"). During Fiscal 1999, each of the Directors attended at least 75% of the total number of meetings of the Board and of the committees of which he or she was a member. The Board of Directors has established an Audit Committee and a Compensation Committee. It has not established a nominating committee. The Audit Committee recommends the firm to be appointed as independent auditors to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent auditors, reviews with management and the independent auditors the Company's annual operating results, considers the adequacy of the internal accounting procedures and controls, and considers the effect of such procedures on the auditors' independence. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the awards to be granted to eligible persons under the Company's 1999 Stock Option and Incentive Plan and takes such other action as may be required in connection with the Company's compensation and incentive plans. The Audit Committee consists of Messrs. Cross and Murphy and held one (1) meeting during Fiscal 1999. The Compensation Committee consists of Messrs. Cross, Dietz and Murphy and held two (2) meetings during Fiscal 1999.

    COMPENSATION. Directors receive such compensation for their services as the Board of Directors may from time to time determine. Further, each Director is reimbursed for reasonable travel and other expenses incurred in attending meetings. Currently, non-employee Directors of the Company receive annual remuneration of $27,500 and an annual grant of 2,000 non-qualified stock options for their services. At his or her election, each Director may elect to defer all or a part of such Director's cash remuneration for the purchase of Restricted Stock Units at a 33% discount from the closing price of the Company's common stock on the date of the fee payments. For a description of the Restricted Stock Units, see the discussion on the Management Stock Purchase Plan under the "Specific Programs" section of the Compensation Committee Report on page 9 of this Proxy Statement. Additionally, in Fiscal 1999, each non-employee Director received a special one-time grant of 10,000 non-qualified stock options in connection with the spin-off of the Company from Watts Industries, Inc. ("Watts"). Employee Directors do not receive any additional compensation for serving on the Board of Directors.

    INDIVIDUAL INFORMATION. Set forth below is certain information regarding the Directors of the Company, including the Class I Director who has been nominated for election at the Annual Meeting, based on information furnished by him to the Company.

                                                                         DIRECTOR
NAME                                                            AGE       SINCE
----                                                          --------   --------
CLASS I--TERM EXPIRES 2000
David F. Dietz(2)*..........................................     50        1999
CLASS II--TERM EXPIRES 2001
Dewain K. Cross(1)(2).......................................     62        1999
Daniel J. Murphy, III(1)(2).................................     58        1999
CLASS III--TERM EXPIRES 2002
David A. Bloss, Sr..........................................     49        1999
Timothy P. Horne............................................     61        1999

------------------------

*   Nominee for election.

(1) Member of Audit Committee.

(2) Member of the Compensation Committee.

    The principal occupation and business experience for at least the last five years for each Director of the Company is set forth below:

    MR. DIETZ or his professional corporation has been a partner of the law firm of Goodwin, Procter & Hoar LLP since 1984. Mr. Dietz is also a director of the Andover Companies, a property and casualty insurance company, and High Liner Foods (USA), Inc., a frozen food company.

    MR. CROSS was the Senior Vice President of Finance for Cooper
Industries, Inc. and is now retired. Mr. Cross is also a director of Magnetek, Inc.

    MR. MURPHY has been the Chairman of Northmark Bank since August 1987. Prior to forming Northmark Bank in 1987, Mr. Murphy was a Managing Director of Knightsbridge Partners, Inc., a venture capital firm, from January to August 1987, and President and Director of Arltru Bancorporation, a bank holding company, and its wholly owned subsidiary, Arlington Trust Company, from 1980 to 1986. Mr. Murphy is also a director of Bay State Gas Company and has been a director of Watts since 1986.

    MR. BLOSS was appointed Chairman, President and Chief Executive Officer of the Company in 1999. He joined Watts as Executive Vice President in July 1993 and served as President and Chief Operating Officer from April 1997 until the Company was spun off from Watts in October 1999. Prior to joining Watts, Mr. Bloss was associated for five years with the Norton Company, a manufacturer of abrasives and cutting tools, serving most recently as President of the Superabrasives Division.

    MR. HORNE has been the Chief Executive Officer of Watts since 1978 and Chairman of the Board of Watts since 1986. Prior to that, Mr. Horne served as the President of Watts from 1976 to 1978 and again from 1994 to April 1997.
Mr. Horne joined Watts in September 1959 and has been a director of Watts since 1962.

                    INFORMATION REGARDING EXECUTIVE OFFICERS

    The names and ages of all executive officers of the Company, as of December 31, 1999, and the principal occupation and business experience for at least the last five years for each are set forth below.

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
David A. Bloss, Sr........................     49      Chairman of the Board, Chief Executive
                                                       Officer and President

Cosmo S. Trapani..........................     60      Chief Financial Officer, Treasurer and
                                                       Secretary

Alan R. Carlsen...........................     51      Group Vice President, Operations

George M. Orza............................     50      Group Vice President, Operations

    MR. BLOSS was appointed Chairman, President and Chief Executive Officer in 1999. He joined Watts as Executive Vice President in July 1993 and served as President and Chief Operating Officer from April 1997 until the Company was spun off from Watts in October 1999. Prior to joining Watts, Mr. Bloss was associated for five years with the Norton Company, a manufacturer of abrasives and cutting tools, serving most recently as President of the Superabrasives Division.

    MR. TRAPANI joined the Company in August 1999 as Chief Financial Officer, Treasurer and Secretary. From 1990 to 1999, Mr. Trapani was the Chief Financial Officer of Unitrode Corporation, a publicly traded manufacturer of analog and mixed signal integrated circuits. Information for Mr. Trapani is provided because he was an executive officer as of December 31, 1999. As we have previously announced, however, Mr. Trapani has resigned as an officer of the Company effective February 29, 2000.

    MR. CARLSEN joined the Company shortly after its creation in 1999 as Group Vice President, Operations. Mr. Carlsen served as Group Vice President of Steam Products for Watts from September 1998 until the Company was spun off from Watts in October 1999. Prior to that time, Mr. Carlsen was the Vice President and General Manager of Leslie Controls, Inc.(a subsidiary of the Company) from
July 1997 to September 1998, was the corporate Vice President of Manufacturing of Watts from June 1995 to July 1997 and prior to that was Director of Manufacturing for Senior Flexonics, Inc., a manufacturer of tubular goods.

    MR. ORZA joined the Company shortly after its creation in 1999 as Group Vice President, Operations. Mr. Orza served as Group Vice President of KF
Industries, Inc. (a subsidiary of the Company) from April 1999 until
October 1999. He also served as Vice President/General Manager of KF Industries from December 1995 to April 1999. Prior to that time, Mr. Orza was associated for 19 years with ITT Barton, a manufacturer of measurement and control instrumentation products and services, most recently as Director of Marketing Oil & Gas.

    Each officer of the Company holds his or her respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

                             EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION. The following table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the three other most highly compensated executive officers (the "Named Executive Officers") who would have earned in excess of $100,000 during Fiscal 1999 had it been a complete fiscal year. The Company was spun off from Watts in a distribution of all of the Company's Common Stock on a pro rata basis to the shareholders of Watts on October 18, 1999. From July 1, 1999 (the date on which the Company was incorporated in the State of Delaware) through October 18, 1999, Watts made all payments of compensation to the executive officers on the Company's behalf. The following table, therefore, reflects compensation paid to each executive officer since July 1, 1999, regardless of whether such compensation was actually paid by the Company or by Watts.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG TERM
                                                                                                   COMPENSATION
                                                                                                      AWARDS
                                                                ANNUAL                              SECURITIES
                                                             COMPENSATION                      ALL OTHER UNDERLYING
                                                       ------------------------              -------------------------
                                                       ------------------------                            RESTRICTED
            NAME AND PRINCIPAL                                                    ($)OTHER                 STOCK UNITS
                 POSITION                     YEAR      SALARY    BONUS ($) (1)     (2)      OPTIONS (#)     (3) (4)
------------------------------------------  --------   --------   -------------   --------   -----------   -----------
David A. Bloss, Sr., Chairman, Chief
  Executive Officer and President.........    1999     182,500       23,203         5,569      131,500       54,402
Cosmo S. Trapani, Chief Financial Officer,
  Treasurer and Secretary.................    1999      56,250        8,702         3,000       60,000            0
Alan R. Carlsen, Vice President
  Operations..............................    1999      93,333       26,180         4,410       39,500       46,550
George M. Orza, Vice President
  Operations..............................    1999      93,925       11,156         4,410       36,000        6,994

------------------------

(1) At the advance election of each executive, the following percentage of such bonus was deferred into the acquisition of RSU's by each executive:
    Bloss-100%; Trapani-0%; Carlsen-100%; Orza-50%.

(2) Consists of car allowance.

(3) Restricted Stock Units (RSU's) are granted pursuant to the Company's Management Stock Purchase Plan, a component plan to the 1999 Stock Option and Incentive Plan. For a description of the Management Stock Purchase Plan, see Report of the Compensation Committee of the Board of Directors on Executive Compensation--Specific programs at page 9 of this Proxy Statement.

(4) RSU's granted with respect to Fiscal 1999 are comprised of (i) RSU's issued as replacements to the RSU's held by executives of the Company while employed at Watts which were terminated in connection with the spin-off,
    (ii) RSU's awarded in lieu of bonus for Fiscal 1999, and (iii) in the case of Mr. Carlsen, RSU's purchased in cash by Mr. Carlsen to the extent the dollar election made by Mr. Carlsen for Fiscal 1999 under the Management Stock Purchase Plan exceeded the amount of bonus earned by him for Fiscal 1999.

    OPTION GRANTS. The following table sets forth certain information concerning the individual grant of options to purchase Common Stock of the Company to the Named Executive Officers of the Company who received such grants during Fiscal 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                                       ANNUAL
                                                                                                RATES OF STOCK PRICE
                                                                                                  APPRECIATION FOR
                                                                INDIVIDUAL GRANTS                 OPTION TERM (3)
                                                     ----------------------------------------   --------------------
                                                     PERCENTAGE OF
                                                         TOTAL
                                                        OPTIONS
                              NUMBER OF SECURITIES    GRANTED TO     EXERCISE OR
                               UNDERLYING OPTIONS    EMPLOYEES IN    BASE PRICE    EXPIRATION
NAME                             GRANTED (#)(1)       FISCAL YEAR     ($/SH)(2)       DATE       5% ($)     10% ($)
----                          --------------------   -------------   -----------   ----------   --------   ---------
David A. Bloss, Sr.                 105,000(4)            9.2          10.375       10/18/09    685,125    1,736,175
                                     26,500(5)            2.3          10.375       10/18/09    172,913      438,178
                                     87,989(6)            7.7            9.43        8/11/08    521,663    1,322,213
                                     87,989(6)            7.7           12.98        8/04/07    717,975    1,820,025
                                     87,989(6)            7.7            8.37        8/05/06    463,410    1,174,365
                                     68,436(6)            6.0           11.95        9/01/05    514,500    1,303,855
                                     68,436(6)            6.0           12.15        9/01/04    522,760    1,324,785
                                     39,106(6)            3.4            8.04        7/19/03    243,396      573,856
                                      571,445
Cosmo S. Trapani                     45,000(4)            3.9          10.375       10/18/99    293,625      744,075
                                     15,000(5)            1.3          10.375       10/18/99     97,875      248,025
                                       60,000
Alan R. Carlsen                      26,000(4)            2.3          10.375       10/18/09    169,650      429,910
                                     13,500(5)            1.2          10.375       10/18/09     88,088      223,223
                                     19,553(6)            1.7            9.43        8/11/08    115,924      293,823
                                     24,441(6)            2.1           12.98        8/04/07    199,434      505,554
                                     29,330(6)            2.6            8.37        8/05/06    154,472      391,459
                                     19,553(6)            1.7           11.95        9/01/05    146,999      372,527
                                      132,377
George M. Orza                       24,000(4)            2.1          10.375       10/18/09    156,600      396,840
                                     12,000(5)            1.1          10.375       10/18/09     78,300      198,420
                                     19,553(6)            1.7            9.43        8/11/08    115,924      293,823
                                     24,441(6)            2.1           12.98        8/04/07    199,434      505,554
                                     15,642(6)            1.4            8.37        8/05/06     82,381      208,769
                                       95,636

------------------------

(1) Vesting of options is subject to the continuation of such employee's service relationship with the Company. With the exception of those options granted to replace Watts options, the options terminate ten years after the grant date, subject to earlier termination in accordance with the 1999 Stock Plan and the applicable option agreement. The Watts replacement options terminate at the same time as the original Watts options would have terminated.

(2) The exercise price equals the fair market value of the stock as of the grant date, except with respect to the Watts replacement options. The exercise price for the Watts replacement options is based on carrying over the intrinsic value of the terminated Watts options to the newly issued CIRCOR options, and, therefore, the exercise price of the Watts replacement options bears the same ratio to the market price of CIRCOR shares on the date of grant as the exercise price of the terminated Watts options bore to the market price of Watts shares on such date.

(3) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options.

    The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect nontransferability, vesting or termination provisions. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock. With respect to those options that are replacements for the terminated Watts options, the amounts set forth in this table are based on the comparable calculations by Watts at the time the Watts options were granted.

(4) Options vest over 5 years at the rate of 20% per year on successive anniversaries of the date on which the options were granted.

(5) Options are a one-time grant of performance accelerated stock options (PASO's) and have a 7-year vesting provision with a performance accelerator that triggers earlier vesting if certain financial goals of the Company are met. For a more detailed description see Compensation of CEO on pages 9-10 of this Proxy Statement.

(6) Options, granted as replacements for terminated Watts options, continue to vest at the rate of 20% of the specific grant per year. The market price of CIRCOR stock on the date of grant of these replacement options was $10.375.

    OPTION EXERCISES AND OPTION VALUES. The following table sets forth information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers of the Company who held such options at December 31, 1999. None of the Named Executive Officers of the Company exercised any stock options during Fiscal 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                          NUMBER OF SECURITIES                    VALUE OF UNEXERCISED
                                         UNDERLYING UNEXERCISED                   IN-THE-MONEY OPTIONS
                                    OPTIONS AT DECEMBER 31, 1999 (#)          AT DECEMBER 31, 1999 ($) (1)
                                    --------------------------------        --------------------------------
NAME                                EXERCISABLE        UNEXERCISABLE        EXERCISABLE        UNEXERCISABLE
----                                -----------        -------------        -----------        -------------
David A. Bloss, Sr..........          334,357             237,088             256,301              80,599
Cosmo S. Trapani............                0              60,000                   0                   0
Alan R. Carlsen.............           65,502              66,875              52,402              21,705
George M. Orza..............           34,999              60,637              31,159              16,393

------------------------

(1) Based on the last reported sale price on the New York Stock Exchange on December 31, 1999 less the option exercise price.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                  COMPENSATION

    OVERALL POLICY. The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of non-employee directors. Since
September 16, 1999, all executive officer compensation decisions have been made by the Compensation Committee. The Compensation Committee reviews and approves the cash and non-cash compensation policies and programs and major changes in the Company's benefit plans that are applicable to the Chief Executive Officer, those individuals who directly report to the Chief Executive Officer, and any other individuals or groups the Committee deems appropriate based on the recommendation of the Chief Executive Officer.

    The Company's executive compensation philosophy is to provide direct compensation programs and potential earnings opportunities which reflect the relative size and performance of the Company and which are aligned with increasing shareholder value. The compensation programs, therefore, are designed to attract, retain and motivate key executives to achieve strategic business initiatives that are adopted to increase shareholder value and reward them for their achievement. In formulating and implementing its compensation philosophy, the Committee has obtained advice from Watson Wyatt, a compensation consulting firm.

    IMPLEMENTING GUIDELINES. In implementing its compensation philosophy for executives, the Committee acts according to the following guidelines:

    - Determining relevant market data for the positions it reviews as set forth in published surveys of the broader general industry

    - Considering specific information on pay practices about key executive positions in peer organizations

    - Setting base salaries in light of both market data and the individual's performance, background, experiences and personal skills

    - Providing competitive and leveraged annual incentive opportunities based on achieving performance goals that reflect shareholder value creation, the strategic direction of the Company for the year and the individual's performance during the year

    - Providing competitive and leveraged long-term incentive opportunities which will provide rewards for increasing shareholder value, achieving long-term performance goals of the Company and assuring that executives have earnings opportunities similar to their peers at comparable organizations

    STOCK OWNERSHIP GUIDELINES. The Committee believes that executives, as owners, will act in a manner consistent with the best interests of the shareholders. As such, the Committee believes that executives should hold prescribed amounts of Company stock and has established targets for each executive.

    SPECIFIC PROGRAMS. Executive compensation packages generally consist of three components: (1) base salary; (2) annual incentive pursuant to the Executive Incentive Bonus Plan (the "Bonus Plan"); and (3) long-term incentives pursuant to the 1999 Stock Option and Incentive Plan. Under the Bonus Plan, executives are eligible to receive a bonus up to a specified maximum percentage of base salary based on four performance goals assigned by the Committee for the particular year. Each goal carries equal weight. In addition, if 100% of each of the four goals is achieved, the executive may achieve a bonus up to twice the maximum percentage based on the extent to which each objective is exceeded. Under the 1999 Stock Option and Incentive Plan, the Committee may grant to key personnel options with respect to the Company's Common Stock as well as other stock-based awards such as restricted and unrestricted shares, performance shares, deferred stock awards, and dividend equivalent rights. Such stock-based awards are designed to align the interests of executives with those of the stockholders, since the benefit of such awards cannot be realized unless stock price appreciates. For a more detailed summary of the 1999 Stock Option and Incentive Plan, see the "Summary of the 1999 Stock Option and Incentive Plan" on pages 19 through 20 of this Proxy Statement. The Company's executives are also eligible to participate in the Management Stock Purchase Plan (MSPP). Under the MSPP, which is a component plan to the 1999 Stock Option and Incentive Plan, executives may make an advance election to receive Restricted Stock Units (RSU's) in lieu of a specified percentage or dollar amount of such executive's annual incentive under the Bonus Plan. RSU's are issued on the basis of a 33% discount to the closing price of the Company's stock on the last day of the fiscal year to which such incentive pertains and generally vest over a three year period, at which time they are converted into shares of common stock unless the executive has previously elected a longer deferral period.

    COMPENSATION OF THE CEO. As with other executive officers, the compensation package for the Chief Executive Officer is comprised of base salary, bonus opportunity, and stock-based compensation. In determining the base salary for the CEO, the Committee, with the advice of Watson Wyatt, relied significantly on comparisons with a select group of specific peer companies as well as several reputable published compensation surveys for industrial manufacturers. Insofar as the Company only recently began its existence as an independent, publicly traded company, the Committee did not consider past performance of the Company in setting the CEO's base salary. The Committee, however, intends to review the CEO's base salary on an annual basis and to include numerous qualitative and quantitative factors, including operating results and changes in shareholder value, in making future adjustments. Effective October 1, 1999, the Committee established Mr. Bloss' base salary at $400,000. To establish the CEO's bonus opportunity, the Committee established specific goals consistent with those established for other corporate executive officers under the Bonus Plan. In determining the maximum percentage opportunity for the CEO under the Bonus Plan, the Committee considered comparable data from specific peer companies as well as other industrial manufacturers. For Fiscal 1999, the Committee set Mr. Bloss' maximum bonus opportunity under the Bonus Plan at 75%. As a result of the Company's performance against the established goals, Mr. Bloss received a bonus of $23,203 for Fiscal 1999; at Mr. Bloss' advance election pursuant to the MSPP, he received 2,541 RSU's in lieu of his entire bonus. In determining the appropriate level of stock-based compensation to award to Mr. Bloss for Fiscal 1999, the Committee first considered (with respect to Mr. Bloss and as well as other key employees) the amount and type of awards necessary in order to convert existing awards under Watts stock-based incentive plan into comparable awards under the Company's 1999 Stock Option and Incentive Plan. As a result, the Committee authorized the issuance of stock options and RSU's having current monetary values and vesting schedules substantially identical to those under the Watts plan. In addition, the Committee authorized a special one-time grant of performance accelerated stock options ("PASO's") to Mr. Bloss and certain officers as a special incentive in connection with the spin-off of the Company from Watts. The PASO's have a ten-year term and an exercise price equal to the closing price of the Company stock on the date of grant. They generally vest pro-rata over a five year period commencing on the later of (i) the date on which the closing price of the Company's stock exceeds for ten consecutive days 30% of the closing price on the date of grant or (ii) one year from the date of grant; notwithstanding the foregoing, the PASO's become 100% vested at the latest, seven years from the date of grant. The Committee also awarded Mr. Bloss and certain officers non-qualified stock options which generally have an exercise price equal to the closing price of the Company's stock on the date of grant, a ten-year term and a vesting schedule of 20% per year from the date of grant. For Fiscal 1999, Mr. Bloss received (i) 439,945 options and 51,872 RSU's to replace awards under the Watts plan, (ii) 26,500 PASO's and (iii) 105,000 non-qualified options which vest 20% per year from the date of grant.

       SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                                DEWAIN K. CROSS
                                 DAVID F. DIETZ
                             DANIEL J. MURPHY, III

SHAREHOLDER RETURN PERFORMANCE GRAPH

    Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock, with the total return of companies included within the Standard & Poor's 500 Composite Index and a peer group of companies engaged in the valve, pump and fluid control industry for the period commencing October 19, 1999 (the date on which the Company's Stock started trading) and ended December 31, 1999. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Standard & Poor's 500 Composite Index and the peer group on October 19, 1999, the first date trading in the Company's Common Stock commenced following the pro-rata distribution of all of the Company's Common Stock to the Watts stockholders, and the reinvestment of all dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                               CIRCOR INTERNATIONAL, INC.    S&P 500 STOCKS
10/19/99                                                                              100.0           100.0
10/29/99                                                                               91.6           108.0
11/30/99                                                                              104.8           110.3
12/31/99                                                                               99.4           116.9
                                                                                     LEGEND
Symbol                                                        CRSP Total Returns Index For:
Companies in the Self-Determined Peer Group
COOPER CAMERON CORP
GRACO INC
PARKER HANNIFIN CORP
ROPER INDUSTRIES INC NEW
FLOWSERVE CORP
IDEX CORP
ROBBINS & MYERS INC
NOTES:
A. The lines represent monthly index levels derived from
compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market
capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on
10/19/1999.

                                                              SELF-DETERMINED PEER GROUP
10/19/99                                                                           100.0
10/29/99                                                                            98.7
11/30/99                                                                           105.4
12/31/99                                                                           114.9
Symbol
Companies in the Self-Determined Peer Group
COOPER CAMERON CORP
GRACO INC
PARKER HANNIFIN CORP
ROPER INDUSTRIES INC NEW
FLOWSERVE CORP
IDEX CORP
ROBBINS & MYERS INC
NOTES:
A. The lines represent monthly index levels derived from
compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market
capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on
10/19/1999.

PENSION PLAN AND SUPPLEMENTAL PLAN

    The Company sponsors a qualified noncontributory defined benefit pension plan for eligible salaried employees, including the named executive officers specified in the Summary Compensation Table above (except for Mr. Trapani, who is not currently eligible to participate in the pension plan), and maintains a nonqualified noncontributory defined benefit supplemental plan for certain highly compensated employees, which also covers the named executive officers specified in the Summary Compensation Table (except for Mr. Trapani, who is not currently eligible to participate in the supplemental plan). The eligibility requirements of the pension plan are generally the attainment of age 21 and the completion of at least 1,000 hours of service in a specified 12-month period. The assets of the pension plan are maintained in a trust fund at State Street Bank and Trust Company. The pension plan is administered by a Retirement Plan Committee appointed by the Board of Directors. Annual contributions to the pension plan are computed by an actuarial firm based on normal pension costs and a portion of past service costs. The pension plan provides for monthly benefits to, or on behalf of, each participant at age 65 and has provisions for early retirement after attainment of age 55 and five or ten years of service and surviving spouse benefits after five years of service. Participants in the pension plan who terminate employment prior to retirement with at least five years of service are vested in their accrued retirement benefit. The pension plan is subject to the Employee Retirement Income Security Act of 1974, as amended.

    The normal retirement benefit for participants in the pension plan is an annuity payable monthly over the participant's life. If the participant is married, he or she will receive a spousal joint and 50% survivor annuity, unless an election out is made. Generally, the annual normal retirement benefit is an amount equal to 1.67% of the participant's final average compensation (as defined in the pension plan), reduced by the maximum offset allowance (as defined in the pension plan) multiplied by years of service (maximum 25 years). For the 1997, 1998 and 1999 plan years, annual compensation in excess of $160,000 per year is disregarded for all purposes under the pension plan ($150,000 for plan years prior to 1997). However, benefits accrued prior to the 1994 plan year may be based on compensation in excess of $150,000. Compensation recognized under the pension plan generally includes base salary and annual bonus.

    The supplemental plan provides additional monthly benefits to (i) a select group of key executives, (ii) individuals who were projected to receive reduced benefits as a result of changes made to the pension plan to comply with the Tax Reform Act of 1986 and (iii) executives who will be affected by IRS limits on compensation under the pension plan. The supplemental plan is not a tax-qualified plan, and is subject to certain provisions of the Employee Retirement Income Security Act of 1974, as amended. The supplemental plan is not funded.

    Tier one benefits are provided under the supplemental plan to a select group of key executives. The annual benefit under tier one payable at normal retirement is equal to the difference between (1) 2% of the highest three year average pay multiplied by years of service up to ten years, plus 3% of average pay times years of service in excess of ten years, to a maximum of 50% of average pay, less (2) the annual benefit payable under the pension plan formula described above. Normal retirement age under tier one is age 62.

    The following table illustrates total annual normal retirement benefits (payable from both the pension plan and from the supplemental plan and assuming attainment of age 62 during 1999) for various levels of final average compensation and years of benefit service under tier one of the supplemental plan.

 FINAL AVERAGE COMPENSATION         ESTIMATED TOTAL ANNUAL RETIREMENT BENEFIT
FOR THREE HIGHEST CONSECUTIVE    (PENSION PLAN PLUS SUPPLEMENTAL PLAN, TIER ONE)
   YEARS IN LAST 10 YEARS                 BASED ON YEARS OF SERVICE (1)
-----------------------------   -------------------------------------------------
                                 5 YEARS      10 YEARS     15 YEARS     20 YEARS
                                ----------   ----------   ----------   ----------
           $ 100,000              $10,000      $20,000      $35,000      $50,000
             150,000               15,000       30,000       52,500       75,000
             200,000               20,000       40,000       70,000      100,000
             250,000               25,000       50,000       87,500      125,000
             300,000               30,000       60,000      105,000      150,000
             350,000               35,000       70,000      122,500      175,000
             400,000               40,000       80,000      140,000      200,000
             450,000               45,000       90,000      157,500      225,000
             500,000               50,000      100,000      175,000      250,000
             550,000               55,000      110,000      192,500      275,000
             600,000               60,000      120,000      210,000      300,000

------------------------

(1) The annual pension plan and supplemental plan benefits are computed on the basis of a straight life annuity.

    Messrs. Bloss, Carlsen and Orza have 7, 5 and 3 years, respectively, of benefit service under the pension plan (which includes years of benefit service credited under the Watts pension plan) and are eligible for tier one benefits. Mr. Trapani has no years of benefit service under the pension plan and is accordingly not currently eligible for any retirement benefits under the pension plan or the supplemental plan. Eligible employees are currently limited to a maximum annual benefit under the pension plan of $130,000 (subject to cost of living adjustments) under Internal Revenue Code requirements regardless of their years of service or final average compensation. Accordingly, under current salary levels and law, annual benefits are limited to such amount under the pension plan.

EMPLOYMENT AGREEMENTS

    The Company has entered into an employment agreement with Mr. Bloss, pursuant to which Mr. Bloss serves as our Chief Executive Officer and President and as our Chairman of the Board for a term of three years beginning on the date of the spin-off of the Company from Watts. The agreement will be automatically extended for additional one-year terms unless either the Company or Mr. Bloss elects to terminate it by notice in writing at least 90 days prior to the third anniversary of the agreement or each anniversary thereafter. Mr. Bloss' base salary is currently $400,000. Mr. Bloss is also eligible to receive incentive compensation in an amount to be determined by the Board.

    Upon termination of employment due to the death or disability of Mr. Bloss, all unexercisable stock options will immediately vest and will be exercisable for one year and the Company will pay health insurance premiums for Mr. Bloss and his family for one year.

    If employment is terminated by Mr. Bloss for "good reason", or if the Company terminates his employment without "cause", Mr. Bloss will receive a severance payment equal to two times the sum of his average base salary and average incentive compensation (as determined in accordance with the agreement), payable over 24 months. In addition, certain stock options and restricted stock units held by Mr. Bloss will become exercisable or nonforfeitable, and Mr. Bloss will receive additional vesting credit under the supplemental plan.

    If a "change in control" (as defined in the agreement) occurs and Mr. Bloss' employment is terminated by the Company without cause or by Mr. Bloss with good reason within 18 months of such change in control, Mr. Bloss will receive a lump sum amount in cash equal to three times the sum of his then current base salary and most recent bonus, all of his stock options and stock-based awards will become immediately exercisable, he will be fully vested in his accrued benefit under the supplemental plan, and the Company will pay health insurance premiums for Mr. Bloss and his family for one year. In addition, Mr. Bloss will receive a tax gross-up payment to cover any excise tax due.

    The Company also had entered into an employment agreement as of the spin-off date with Mr. Trapani, calling for a base salary of $225,000. As was previously announced, however, Mr. Trapani has resigned from the Company and, accordingly, has terminated his employment agreement effective February 29, 2000.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS INCLUDING COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In connection with the spin-off, the Company and Watts have continuing obligations to one another under a distribution agreement and certain other agreements. For a more detailed description of these obligations, see the section entitled "Relationship Between CIRCOR and Watts" in the Registration Statement on Form 10 filed by the Company with the Securities and Exchange Commission on October 6, 1999 under File No. 000-26961.

    TIMOTHY P. HORNE, a director of CIRCOR, is also a director of Watts and beneficially owns voting securities entitled to approximately 78.1% of the voting power of the outstanding Watts common stock and approximately 29.9% of the voting power of the outstanding CIRCOR common stock.

    DAVID F. DIETZ, a director of CIRCOR and a member of the Compensation Committee, has a professional corporation, which is a partner of Goodwin, Procter & Hoar LLP, a law firm which provides legal services to CIRCOR.

    DANIEL J. MURPHY, III, a director of CIRCOR, is also a director of Watts and serves on the Compensation Committee of both entities.

POLICY REGARDING INSIDER TRANSACTIONS

    Our policy is that any future transactions with our Directors, officers, employees or affiliates be approved in advance by a majority of the Board of Directors, including a majority of the disinterested members of the Board, and be on terms no less favorable to CIRCOR than we could obtain from non-affiliated parties.

        SECURITY OWNERSHIP OF CIRCOR COMMON STOCK BY CERTAIN BENEFICIAL
            OWNERS, DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    The following table sets forth certain information regarding beneficial ownership of Common Stock as of March 1, 2000 based on representations to the Company by each Director and Named Executive Officer. Unless otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                                                 SHARES BENEFICIALLY OWNED
                                                              --------------------------------
NAME OF BENEFICIAL OWNER (1)                                      NUMBER              PERCENT
----------------------------                                  ---------------        ---------
Timothy P. Horne (2)........................................       3,955,391(4)(5)       28.9%
Gabelli Entities (10).......................................       1,929,950            14.12%
Perkins, Wolf, McDonnell & Company (3)......................       1,236,200             9.04%
George B. Horne (2)(6)......................................       1,062,300             7.77%
Frederic B. Horne (7).......................................         770,236             5.63%
Daniel W. Horne (2)(8)......................................         667,920             4.89%
Deborah Horne (2)(9)........................................         667,920             4.89%
Franklin Resources, Inc. (9)................................         690,775             5.05%
David A. Bloss, Sr..........................................         351,457             2.57%
Dewain K. Cross.............................................               0                *
David F. Dietz..............................................           2,000                *
Daniel J. Murphy, III.......................................           2,200                *
Cosmo S. Trapani............................................               0                *
Alan R. Carlsen.............................................          69,931                *
George M. Orza..............................................          34,999                *
All executive officers and directors as a group (8)
  persons...................................................       4,419,978             32.3%

------------------------

    * Less than 1%.

(1) The address of each shareholder in the table is c/o CIRCOR
    International, Inc., 35 Corporate Drive, Burlington, Massachusetts 01803, except that Frederic B. Horne's address is c/o Conifer Ledges, Ltd., 219 Liberty Square, Danvers, Massachusetts 01923, Franklin Resources, Inc.'s address is 777 Mariners Island Blvd., San Mateo, California 94403, Perkins, Wolf, McDonnell & Company's address is 53 W. Jackson Blvd, Suite 722, Chicago, Illinois 60604, and the Gabelli Entities' address is One Corporate Center, Rye, NY 10580.

(2) Timothy P. Horne, George B. Horne, Daniel W. Horne and Deborah Horne, together with Tara V. Horne and Judith Rae Horne (as trustee and custodian for her minor daughter), as depositors under the 1997 Voting Trust (see footnote 5), may be deemed a "group" as that term is used in
    Section 13(d)(3) of the Exchange Act.

(3) The information is based on a Schedule 13(G) filed with the Securities and Exchange Commission by Perkins, Wolf, McDonnell & Company on February 10, 2000. Perkins, Wolf, McDonnell & Company has stated in the Schedule 13(G) that it is an investment adviser registered under the Investment Advisers Act of 1940 and that it has shared power to vote and/or dispose of all such shares.

(4) Includes (i) 1,406,981 shares of common stock beneficially owned by Timothy
    P. Horne (for purposes of this footnote, "Mr. Horne"), (ii) 667,920 shares held for the benefit of Daniel W. Horne, Mr. Horne's brother, under a revocable trust for which Mr. Horne serves as sole trustee, (iii) 667,920 shares held for the benefit of Deborah Horne, Mr. Horne's sister, under a trust for which Mr. Horne serves as sole trustee, which trust is revocable with the consent of the trustee, (iv) 1,062,300 shares held for the benefit of George B. Horne, Mr. Horne's father, under a revocable trust for which Mr. Horne serves as co-trustee, (v) 20,000 shares owned by Tara V. Horne, Mr. Horne's daughter, (vi) 103,870 shares held by Judith Rae Horne,
    Mr. Horne's wife, as trustee and custodian for her minor daughter,
    (vii) 15,100 shares held for the benefit of Tara V. Horne, under an irrevocable trust for which Mr. Horne serves as trustee and (viii) 11,300 shares held for the benefit of Mr. Horne's minor daughter, under an irrevocable trust for which Mr. Horne serves as trustee. See footnote 7. A total of 1,375,610 of the shares noted in clause (i) and all of the shares noted in clauses (ii) through

    (viii) of this footnote (3,924,020 shares in the aggregate) are held in a voting trust for which Mr. Horne serves as trustee. See footnote 6.

(5) 1,375,610 shares of common stock held by Timothy P. Horne, individually, all shares of common stock held by trusts for the benefit of Daniel W. Horne, Deborah Horne, Tara V. Horne, Timothy P. Horne's minor daughter and George
    B. Horne, 103,870 shares of common stock held by Judith Rae Horne, as custodian and trustee for her minor daughter, and 20,000 shares of common stock held by Tara V. Horne (3,924,020 shares in the aggregate) are subject to the terms of The Amended and Restated George B. Horne Voting Trust Agreement--1997 (the "1997 Voting Trust"). Under the terms of the 1997 Voting Trust, the trustee (currently Timothy P. Horne) has sole power to vote all shares subject to the 1997 Voting Trust. Timothy P. Horne, for so long as he is serving as trustee of the 1997 Voting Trust, has the power to determine in his sole discretion whether or not proposed actions to be taken by the trustee of the 1997 Voting Trust shall be taken, including the trustee's right to authorize the withdrawal of shares from the 1997 Voting Trust (for purposes of this footnote, the "Determination Power"). In the event that Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, no trustee thereunder shall have the Determination Power except in accordance with a duly adopted amendment to the 1997 Voting Trust. Under the terms of the 1997 Voting Trust, in the event Timothy P. Horne ceases to serve as trustee of the 1997 Voting Trust, then Walter J. Flowers, David F. Dietz and Daniel J. Murphy, III (the "Successor Trustees") shall thereupon become co-trustees of the 1997 Voting Trust. At any time, Timothy P. Horne, if then living and not subject to incapacity, may designate up to two additional persons, one to be designated as the primary designee (the "Primary Designee") and the other as the secondary designee ("Secondary Designee"), to serve in the stead of any Successor Trustee who shall be unable or unwilling to serve as a trustee of the 1997 Voting Trust. Such designations are revocable by Timothy P. Horne at any time prior to the time at which such designees become trustees. If any of the Successor Trustees is unable or unwilling or shall otherwise fail to serve as a trustee of the 1997 Voting Trust, or after becoming a co-trustee shall cease to serve as such for any reason, then there shall continue to be two trustees and a third trustee shall be selected in accordance with the following line of succession: first, any individual designated as the Primary Designee, next, any individual designated as the Secondary Designee, and then, any individual appointed by the holders of a majority in interest of the voting trust certificates then outstanding. In the event that the Successor Trustees shall not concur on matters not specifically contemplated by the terms of the 1997 Voting Trust, the vote of a majority of the Successor Trustees shall be determinative. No trustee or Successor Trustee shall possess the Determination Power unless it is specifically conferred upon such trustee by way of an amendment to the 1997 Voting Trust.

    The 1997 Voting Trust expires on August 26, 2021, subject to extension on or after August 26, 2019 by shareholders (including the trustee of any trust stockholder, whether or not such trust is then in existence) who deposited shares of common stock in the 1997 Voting Trust and are then living or, in the case of shares 46 in the 1997 Voting Trust the original depositor of which (or the trustee of the original deposit of which) is not then living, the holders of voting trust certificates representing such shares. The 1997 Voting Trust may be amended by vote of the holders of a majority of the voting trust certificates then outstanding and by the number of trustees authorized to take action at the relevant time or, if the trustees (if more than one) do not concur with respect to any proposed amendment at any time when any trustee holds the Determination Power, then by the trustee having the Determination Power. In certain cases (i.e., changes to the extension, termination and amendment provisions), each individual depositor must also approve amendments. Shares may not be removed from the 1997 Voting Trust during its term without the consent of the requisite number of trustees required to take action under the 1997 Voting Trust. Voting trust certificates are subject to any restrictions on transfer applicable to the stock that they represent.

    Timothy P. Horne holds 35.1% of the total beneficial interest in the 1997 Voting Trust (the "Beneficial Interest") individually, 17.0% of the Beneficial Interest as trustee of a revocable trust, 17.0% of the

    Beneficial Interest as trustee of a trust revocable with the consent of the trustee, 26.8% of the Beneficial Interest as co-trustee of a revocable trust and 0.7% of the Beneficial Interest as trustee of two irrevocable trusts (representing an aggregate of 96.85% of the Beneficial Interest). George B. Horne holds 26.8% of the Beneficial Interest as co-trustee of a revocable trust. Tara V. Horne, individually and as a beneficiary of an irrevocable trust holds 0.9% of the Beneficial Interest, and Judith Rae Horne, as trustee or custodian for Timothy P. Horne's minor daughter, holds 2.7% of the Beneficial Interest.

(6) Consists of 1,062,300 shares held in a revocable trust for which Timothy P. Horne and George B. Horne serve as co-trustees. All of such shares are subject to the 1997 Voting Trust. See footnote 5.

(7) The information relating to the number and nature of Frederic B. Horne's beneficial ownership is based on a Schedule 13G filed with the Securities and Exchange Commission on February 25, 2000 by Frederic B. Horne (for purposes of this footnote, "Mr. Horne"). Includes (i) 653,436 shares of common stock beneficially owned by Mr. Horne, (ii) 11,300 shares held for the benefit of Mr. Horne's minor daughter, under an irrevocable trust for which Mr. Horne serves as trustee, (iii) 5,500 shares beneficially owned by Mr. Horne's minor daughter for which Mr. Horne is custodian; and
    (iv) 100,000 shares held by Mr. Horne as trustee under an irrevocable trust for the benefit of him, his daughter and future descendents.

(8) Shares held in a revocable trust for which Timothy P. Horne serves as sole trustee, and are subject to the 1997 Voting Trust. See footnote 5.

(9) The information is based on a Form 13F filed with the Securities and Exchange Commission by Franklin Resources, Inc., Franklin Advisory
    Services, Inc., Franklin Management, Inc. and Franklin Advisers, Inc. reporting their aggregate holdings of shares of Class A Common Stock as of February 10, 1999. Franklin Advisory Services, Inc., Franklin
    Management, Inc. and Franklin Advisors, Inc. have stated in the Form 13F that they are investment advisers registered under the Investment Advisers Act of 1940, and that as direct or indirect investment advisory subsidiaries of Franklin Resources, Inc. have all investment and/or voting power of the shares.

(10) This information is based on an amended Schedule 13D filed with the Securities and Exchange Commission on March 3, 2000 on behalf of Mario J. Gabelli and Marc J. Gabelli and various entities which either one directly or indirectly controls or for which either one acts as chief investment officer including but not limited to Gabelli Funds LLC, GAMCO
    Investors, Inc. and Gabelli Securities, Inc. (the "Gabelli Entities"). According to the Schedule 13D, the Gabelli Entities engage in various aspects of the securities business, primarily as investment adviser to various institutional and individual clients, including registered investment companies and pension plans, as broker/dealer and as general partner of various private investment partnerships. Certain Gabelli Entities may also make investments for their own accounts. As of March 3, 2000, Gabelli Funds LLC, GAMCO Investors, Inc., and Gabelli Securities, Inc. held 520,000, 1,408,950 and 1,000 shares respectively. Subject to certain limitations, each of the foregoing has all investment and/or voting power in the shares except that GAMCO Investors does not have the authority to vote 2,000 of the shares.

                                   PROPOSAL 2
                            RATIFICATION OF AUDITORS

    The Company's financial statements for the year ended December 31, 1999 were audited by KPMG LLP, which has audited the Company's books and records since its inception. The Board of Directors recommends to the stockholders that they ratify the selection of KPMG LLP to examine and report upon the financial statements of the Company for the fiscal year ending December 31, 2000. KPMG LLP has no direct or indirect interest in the Company or any affiliate of the Company.

VOTE REQUIRED FOR APPROVAL

    A quorum being present, the affirmative vote of a majority of the votes cast is necessary to ratify the selection of KPMG LLP as the independent auditors of the Company for the fiscal year ended December 31, 2000.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 2000.

                                   PROPOSAL 3
          APPROVAL OF MATERIAL TERMS OF PERFORMANCE GOALS OF THE 1999
                        STOCK OPTION AND INCENTIVE PLAN

    The Company's 1999 Stock Option and Incentive Plan (the "Plan") was adopted by the Board of Directors and approved by Watts, in its capacity as sole shareholder at that time, on August 10, 1999. When the Plan was adopted, the Company stated that it intended to seek shareholder approval of the material terms of the performance goals of the Plan at the next shareholders meeting. Such shareholder approval is necessary in order to ensure that certain awards (e.g., stock options, stock appreciation rights, restricted stock, performance shares, and deferred stock) granted under the Plan to the top five Named Executive Officers qualify as "performance-based compensation" under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

    The Board of Directors believes that stock options and other stock-based awards play an important role in the success of the Company. Section 162(m) of the Code and the regulations thereunder generally would disallow a federal income tax deduction to the Company for compensation in excess of $1 million paid in any year to any of those Executive Officers included in the Summary Compensation Table who are employed by the Company on the last day of the taxable year ("Covered Employees"). However, this limitation on compensation expense does not apply to payments of "performance-based compensation", the material terms of which have been approved by stockholders. Certain awards under the Plan to Covered Employees are intended to be "performance-based compensation" for this purpose. Awards to the top five Named Executive Officers under the Plan will qualify as "performance-based compensation" only if the stockholders approve the authority of a Committee (as defined below) to issue awards under the Plan, from time to time, which are subject to one or more of the performance criteria discussed below. Failure of the stockholders to approve such authority would result in an inability by the Company to deduct certain compensation expenses but would not prohibit any such awards from being granted under the Plan.

    In order to ensure that such awards do qualify as "performance-based compensation" under the Code, shareholders are being asked to approve the authority of a committee of not less than two independent Directors (the "Committee") to grant, at the Committee's discretion, awards under the Plan the vesting of which is conditioned on the satisfaction of one or more of the following performance criteria (the "Section 162(m) Performance Criteria"):
(i) the Company's return on equity, assets, capital or investment; (ii) pre-tax or after-tax profit levels of the Company or any subsidiary, division, operating unit or business segment thereof, or any combination of the foregoing;
(iii) cash flow or similar measures; (iv) total stockholder return; (v) changes in the market price of the Company's common stock; (vi) sales or market share; or (vii) earnings per share. In exercising such authority, the Committee must select the particular performance criteria within 90 days following the commencement of a performance cycle, and, in addition, the maximum award of restricted stock, performance shares or deferred stock (or combination thereof) for any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 200,000 shares of Common Stock (subject to adjustment for stock splits and similar events) for any performance cycle.

SUMMARY OF THE 1999 STOCK OPTION AND INCENTIVE PLAN

    The following is a summary of material terms of the Plan. A more detailed summary of the Plan was set forth in the Registration Statement on Form 10 filed by the Company with the Securities and Exchange Commission on October 6, 1999 under File No. 000-26961. In addition, a complete copy of the Plan was appended as an exhibit to the Form 10 filing.

    ADMINISTRATION. The Plan provides for administration by either the Board of Directors or a committee of not fewer than two non-employee directors, as appointed by the Board of Directors from time to time. The Administrator has full power to select, from among the employees and directors eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Plan.

    ELIGIBILITY AND LIMITATIONS ON GRANTS. All officers, employees and directors of the Company are eligible to participate in the Plan, subject to the discretion of the Administrator. In no event may any one participant receive options to purchase more than 500,000 shares of common stock (subject to adjustment for stock splits and similar events) during any one calendar year. In addition, as stated above, the maximum award of restricted stock, deferred stock or performance shares (or combination thereof) for any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code may not exceed 200,000 shares of common stock (subject to adjustment for stock splits and similar events) for any performance cycle.

    TYPES OF AWARDS. Under the Plan, the Administrator has the discretion to issue the following types of awards with such terms and conditions (including vesting schedules) as the Administrator may from time to time determine:
(i) stock options (both incentive stock options and non-qualified stock options under Section 422 of the Code) containing a maximum terms of ten years from the date of grant; (ii) restricted stock awards which may require the attainment of certain performance goals and/or continued employment (or other business relationship) in order for vesting to occur; (iii) deferred stock awards (e.g., phantom stock) which are ultimately payable in the form of shares of common stock and which may require the attainment of certain performance goals and/or continued employment (or other business relationship) in order for vesting to occur; (iv) unrestricted stock awards in recognition of past services or other valid consideration; and (v) performance share awards entitling the recipient to receive shares of common stock upon the achievement of specified individual or Company performance goals. In granting awards of restricted stock, performance shares and deferred stock, the Administrator may require that the vesting of certain such awards be conditioned on the satisfaction of performance criteria, which may include any or all of the following:

    - our return on equity, assets, capital or investment;

    - our pre-tax or after-tax profit levels or those of any subsidiary, division, operating unit or business segment, or any combination of the foregoing;

    - cash flow or similar measures;

    - total stockholder return;

    - changes in the market price of our common stock;

    - sales or market share; or

    - earnings per share.

    The Administrator will select the particular performance criteria within 90 days following the commencement of a performance cycle. In addition, the maximum award of restricted stock, deferred stock or performance shares (or combination thereof) for any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code may not exceed 200,000 shares of common stock (subject to adjustment for stock splits and similar events) for any performance cycle.

    AMENDMENTS AND TERMINATION. The Board of Directors may at any time amend or discontinue the Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action may be taken that would adversely affect the rights of a holder under an outstanding award without the holder's consent. To the extent required by the Code to ensure that options granted under the Plan qualify as incentive options, and to ensure that compensation earned under certain awards qualifies as performance-based compensation under Section 162(m) of the Code, certain amendments to the Plan are subject to shareholder approval.

VOTE REQUIRED FOR APPROVAL

    A quorum being present, the affirmative vote of a majority of the votes cast is necessary to approve the authority of a committee of two or more independent directors, from time to time, to issue awards under the Plan subject to one or more of the Section 162(m) Performance Citeria that would enable such awards to constitute "performance-based compensation" under Section 162(m) of the Code.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AUTHORITY OF A COMMITTEE OF TWO OR MORE INDEPENDENT DIRECTORS, FROM TIME TO TIME, TO ISSUE AWARDS UNDER THE PLAN SUBJECT TO ONE OR MORE OF THE SECTION 162(M) PERFORMANCE CRITERIA THAT WOULD ENABLE SUCH AWARDS TO CONSTITUTE "PERFORMANCE-BASED COMPENSATION" UNDER SECTION 162(M) OF THE CODE.

                                  MARKET VALUE

    On December 31, 1999, the closing price of a share of the Company's Common Stock on the New York Stock Exchange was $10.313.

                            EXPENSES OF SOLICITATION

    The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Stockholder proposals intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company on or after January 18, 2001 and not later than February 17, 2001 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not earlier than the close of business on the 120(th) day prior to such annual meeting and not later than the close of business on the later of the 90(th) day prior to such annual meeting or the 10th day after the date of public disclosure of the date of such meeting is first made. These proposals must also comply with the rules of the SEC governing the form and content of proposals to be included with the Company's proxy statement and form of proxy. Any such proposal should be mailed to: Secretary, CIRCOR International, Inc., 35 Corporate Drive, Burlington, MA 01803.

                            INDEPENDENT ACCOUNTANTS

    KPMG LLP has served as the Company's independent public auditors since the Company's inception in 1999. A representative of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and Nasdaq. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during Fiscal 1999, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them.

                                 OTHER MATTERS

    The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                 DIRECTIONS TO
                           RENAISSANCE BEDFORD HOTEL

    FROM LOGAN INTERNATIONAL AIRPORT: Take Route 93 North to route 95/128 South (Exit 37B). Follow Route 95/128 South to Exit 32B (Burlington/Middlesex Turnpike). Take a right at the end of the exit ramp onto Middlesex Turnpike. Follow approximately 2.5 miles. The Renaissance Bedford Hotel is on the left-hand side, just after the Route 62 intersection.

    FROM NEW HAMPSHIRE:  Take Route 3 South to exit 26 (Bedford/Burlington/route
  62). Take a left at the end onto Route 62 East. At the third traffic light, take a left onto Middlesex Turnpike. The Renaissance Bedford hotel is 0.5 mile on the left-hand side.

    FROM THE WEST VIA INTERSTATE 90 (MASSACHUSETTS TURNPIKE): Take Interstate 90 East to Exit 14 (Route 95/I28). Proceed North on Route 95/128 to Exit 32B (Burlington/Middlesex Turnpike). Take a right at the end of the exit ramp onto Middlesex Turnpike. Follow approximately 3 miles. The Renaissance Bedford hotel is on the left-hand side, just after the Route 62 intersection.

    FROM THE EAST VIA ROUTE 2: From Boston/Cambridge, take Route 2 West to route 95/128 North. Follow Route 95/128 North to Exit 32B
  (Burlington/Middlesex Turnpike). Take a right at the end of the exit ramp onto Middlesex Turnpike. Follow approximately 3 miles. The Renaissance Bedford Hotel is on the left hand side, just after the Route 62 intersection.

C1105B

                                 DETACH HERE

                                    PROXY

                         CIRCOR INTERNATIONAL, INC.

                  35 CORPORATE DRIVE, BURLINGTON, MA 01803

                            PROXY FOR COMMON STOCK


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints David A. Bloss, Sr. and Daniel J. Murphy, III, and each of them acting solely, proxies, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated on the reverse side, all of the shares of Common
Stock of CIRCOR International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of CIRCOR International, Inc. to be held at the Renaissance Bedford Hotel, 44 Middlesex Turnpike, Bedford, Massachusetts, on Thursday, May 18, 2000 at 10:00 a.m. (local time), and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the 1999 Annual Report to Stockholders.

----------------                                               ----------------
| SEE REVERSE   |  CONTINUED AND TO BE SIGNED ON REVERSE SIDE  | SEE REVERSE   |
|     SIDE      |                                              |     SIDE      |
----------------                                               ----------------

C1105A

                                             DETACH HERE



-----   PLEASE MARK                                                                                           ----
| X  |  VOTES AS IN                                                                                               |
-----   THIS EXAMPLE.                                                                                             |


This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated with respect to items 1, 2 and 3 below, the undersigned's votes will be cast in favor of items 1, 2 and 3. PLEASE SIGN, DATE AND RETURN
PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                                                              FOR  AGAINST  ABSTAIN
1. To elect one Class I Director to hold office    2. To ratify the selection of KPMG LLP     ---    ---      ---
   for a 3-year term until the Annual Meeting         as the independent auditors of the     |   |  |   |    |   |
   of Stockholders in 2003 and until his              Company for the fiscal year ending      ---    ---      ---
   successor is duly elected and qualified.          December 31, 2000.
   Nominee: David F. Dietz
         FOR         ---        ---                3. To approve the authority of a
         THE        |   |      |   | WITHHELD         committee of two or more independent
       NOMINEE      |   |      |   |                  directors, from time to time, to        FOR  AGAINST  ABSTAIN
                     ---        ---                   issue awards under the 1999 Stock       ---    ---      ---
                                                      Option and Incentive Plan containing   |   |  |   |    |   |
                                                      one or more of the performance goals    ---    ---      ---
                                                      which enable such awards to qualify
                                                      as "performance-based compensation"
                                                      under Section 162(m) of the Internal
                                                      Revenue Code of 1986, as amended.

                                                      MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT            ---
                                                                                                             |   |
                                                                                                              ---


                                                      Sign exactly as your name appears on this Proxy. If the shares are registered in the names of two or more persons, each should sign.
                                                      Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers should add their full titles as such.


Signature: _________________________  Date:__________ Signature: _________________________  Date:__________
